Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES 2021 FOURTH QUARTER AND FULL YEAR RESULTS

Strong fourth quarter results help drive record full year home sale revenues and net income

DENVER, COLORADO, Tuesday, February 1, 2022. M.D.C. Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter and full year ended December 31, 2021.

“MDC delivered another quarter of strong operating results in the fourth quarter of 2021, posting double digit year-over-year increases to both home sale revenues and earnings per share,” said MDC's Executive Chairman, Larry A. Mizel. “The fourth quarter also capped an outstanding year for MDC, as we eclipsed the $5 billion mark for home sale revenues and increased our fully diluted earnings per share by over 50% as compared to the previous year. With a record $4.3 billion backlog to end the year and an improving margin profile, we believe we are in a great position to improve on these results in 2022.”

Mr. Mizel continued, “The housing industry continues to see healthy demand and pricing power in many markets across the country, driven by strong local economies, rising incomes and favorable demographics. Equally important has been the ongoing lack of existing home supply which has fueled the need for new home construction. We believe these market dynamics will persist for the foreseeable future, creating a favorable fundamental backdrop for our industry and particularly for MDC.”

Mr. Mizel concluded, “We made further improvements to our capital structure in the fourth quarter by retiring the remaining $126 million of our 5.500% senior notes due in 2024. Our leverage ratios remain below the industry average, and our credit ratings are among the best in the industry. This financial strength provides us with a cost of capital advantage over many of our peers and allows us to pay the industry-leading annualized dividend of $2.00 per share. It also allows us to better manage our business through a homebuilding cycle, which has been a long-standing hallmark of MDC’s strategy.”

“Order activity stayed above normal seasonal levels during the quarter as our monthly absorption rate came in at 4.5 sales per community,” said David Mandarich, MDC’s President and Chief Executive Officer. “The solid demand trends were evident across our geographic footprint, with each of our homebuilding regions posting an absorption rate above third quarter levels. These order results are a testament to the health of the housing market as well as to our dual strategy of adhering to a build-to-order operating model and focusing on the more affordable segments of the market. We believe these demand drivers will continue into the new year, positioning our company for growth in 2022.”

2021 Fourth Quarter Highlights and Comparisons to 2020 Fourth Quarter

•Home sale revenues increased 22% to $1.44 billion from $1.18 billion
◦Unit deliveries up 4% to 2,663
◦Average selling price of deliveries up 17% to $539,000
•Homebuilding pretax income increased 36% to $193.5 million from $142.3 million
◦Gross margin from home sales increased 150 basis points to 23.5% from 22.0%
◦Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 90 basis points to 9.1%
◦Loss on debt retirement of $11.4 million in the current quarter.
•Net income of $162.7 million, or $2.21 per diluted share, up 10% from $147.5 million or $2.03 per diluted share
◦Effective tax rate of 22.2% vs. 13.9%
•Dollar value of net new orders increased 9% to $1.43 billion from $1.32 billion
◦Monthly sales absorption rate of 4.5 vs. 4.7 in prior period quarter
◦Average selling price of net orders up 12%

2021 Full Year Highlights and Comparisons to 2020 Full Year

•Home sale revenues increased 36% to $5.10 billion from $3.77 billion
◦Unit deliveries up 22% to 9,982
•Homebuilding pretax income increased 74% to $659.7 million from $378.5 million
◦Gross margin from home sales of 23.1% vs. 20.8%
◦SG&A rate improved to 9.7% vs. 10.7%
◦Loss on debt retirement of $23.6 million in the current year
•Financial services pretax income increased 16% to $92.0 million from $79.0 million
•Net income of $573.7 million, or $7.83 per diluted share, up 56% from $367.6 million or $5.17 per diluted share
◦Effective tax rate of 23.7% vs. 19.7%
•Dollar value of net new orders increased 11% to $6.04 billion from $5.46 billion

2022 Outlook and Other Selected Information1

•Backlog dollar value at December 31, 2021 up 32% year-over-year to $4.30 billion
◦Backlog units up 15% to 7,640
•Lots controlled of 38,080 at December 31, 2021, up 29% year-over-year
•Projected home deliveries for the 2022 first quarter between 2,000 and 2,300
◦Projected average selling price for 2022 first quarter unit deliveries between $550,000 and $560,000
◦Projected gross margin from home sales for the 2022 first quarter of approximately 25% (assuming no impairments or warranty adjustments)
•Projected full year 2022 home deliveries between 10,500 and 11,000 assuming no improvements in our average sale-to-close cycle time from those experienced during the fourth quarter of 2021
•Quarterly cash dividend of fifty cents ($0.50) per share declared on January 24, 2022, up 35% from the prior year (after adjusting for 8% stock dividend in March 2021)
◦Consistent record of stable or increasing dividends for more than 25 years

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 220,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise, Nashville, Austin and Albuquerque. MDC's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2021, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,435,124	$1,180,987	$5,102,456	$3,765,379
Home cost of sales	(1,096,946)	(921,060)	(3,924,093)	(2,982,668)
Inventory impairments	(1,600)	—	(1,600)	—
Total cost of sales	(1,098,546)	(921,060)	(3,925,693)	(2,982,668)
Gross profit	336,578	259,927	1,176,763	782,711
Selling, general and administrative expenses	(130,023)	(117,949)	(493,993)	(403,218)
Loss on debt retirement	(11,421)	—	(23,571)	—
Interest and other income	981	868	5,965	4,233
Other expense	(2,595)	(569)	(5,476)	(5,209)
Homebuilding pretax income	193,520	142,277	659,688	378,517

Financial Services:
Revenues	30,767	44,179	152,212	135,832
Expenses	(16,555)	(16,064)	(64,477)	(52,465)
Other income (expense), net	1,416	902	4,271	(4,372)
Financial services pretax income	15,628	29,017	92,006	78,995

Income before income taxes	209,148	171,294	751,694	457,512
Provision for income taxes	(46,487)	(23,806)	(178,037)	(89,930)
Net income	$162,661	$147,488	$573,657	$367,582

Comprehensive income	$162,661	$147,488	$573,657	$367,582

Earnings per share:
Basic	$2.30	$2.11	$8.13	$5.33
Diluted	$2.21	$2.03	$7.83	$5.17

Weighted average common shares outstanding:
Basic	70,303,149	69,581,552	70,174,281	68,531,856
Diluted	73,110,624	72,170,707	72,854,601	70,676,581

Dividends declared per share	$0.50	$0.37	$1.67	$1.29

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2021	December 31, 2020

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$485,839	$411,362
Restricted cash	12,799	15,343
Trade and other receivables	98,580	72,466
Inventories:
Housing completed or under construction	1,917,616	1,486,587
Land and land under development	1,843,235	1,345,643
Total inventories	3,760,851	2,832,230
Property and equipment, net	60,561	61,880
Deferred tax asset, net	17,942	11,454
Prepaids and other assets	106,562	101,685
Total homebuilding assets	4,543,134	3,506,420
Financial Services:
Cash and cash equivalents	104,821	77,267
Mortgage loans held-for-sale, net	282,529	232,556
Other assets	33,044	48,677
Total financial services assets	420,394	358,500
Total Assets	$4,963,528	$3,864,920
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$149,488	$98,862
Accrued and other liabilities	370,910	300,735
Revolving credit facility	10,000	10,000
Senior notes, net	1,481,781	1,037,391
Total homebuilding liabilities	2,012,179	1,446,988
Financial Services:
Accounts payable and accrued liabilities	97,903	95,630
Mortgage repurchase facility	256,300	202,390
Total financial services liabilities	354,203	298,020
Total Liabilities	2,366,382	1,745,008
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 70,668,093 and 64,851,126 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	707	649
Additional paid-in-capital	1,709,276	1,407,597
Retained earnings	887,163	711,666
Total Stockholders' Equity	2,597,146	2,119,912
Total Liabilities and Stockholders' Equity	$4,963,528	$3,864,920

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(Dollars in thousands)
Operating Activities:
Net income	$162,661	$147,488	$573,657	$367,582
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	12,823	11,526	39,655	30,062
Depreciation and amortization	7,736	8,285	31,666	27,166
Inventory impairments	1,600	—	1,600	—
Net (gain) loss on marketable equity securities	—	—	—	8,285
Gain on sale of other assets	—	—	(2,014)	—
Loss on retirement of debt	11,421	—	23,571	—
Deferred income tax expense	(1,641)	2,195	(6,488)	10,688
Net changes in assets and liabilities:
Trade and other receivables	30,195	4,697	(25,334)	(12,815)
Mortgage loans held-for-sale, net	(33,608)	(72,050)	(49,973)	(35,535)
Housing completed or under construction	29,179	(62,613)	(431,926)	(449,882)
Land and land under development	(378,602)	(123,742)	(497,364)	(15,032)
Prepaids and other assets	(1,374)	(24,618)	8,545	(44,932)
Accounts payable and accrued liabilities	38,142	56,295	126,415	91,318
Net cash used in operating activities	(121,468)	(52,537)	(207,990)	(23,095)

Investing Activities:
Purchases of marketable securities	—	—	—	(10,804)
Sales of marketable securities	—	—	—	59,266
Proceeds from sale of other assets	—	—	2,014	—
Purchases of property and equipment	(6,665)	(5,892)	(29,693)	(26,777)
Net cash provided by (used in) investing activities	(6,665)	(5,892)	(27,679)	21,685

Financing Activities:
Advances on mortgage repurchase facility, net	40,506	71,529	53,910	52,774
Payments on homebuilding line of credit, net	—	—	—	(5,000)
Payments of senior notes	(140,557)	—	(276,951)	(250,000)
Proceeds from issuance of senior notes	—	—	694,662	298,050
Dividend payments	(35,340)	(25,952)	(118,529)	(89,008)
Payments of deferred debt issuance costs	—	(4,471)	(1,720)	(4,471)
Issuance of shares under stock-based compensation programs, net	(663)	(1,149)	(16,216)	28,825
Net cash provided by (used in) financing activities	(136,054)	39,957	335,156	31,170

Net increase (decrease) in cash, cash equivalents and restricted cash	(264,187)	(18,472)	99,487	29,760
Cash, cash equivalents and restricted cash:
Beginning of period	867,646	522,444	503,972	474,212
End of period	$603,459	$503,972	$603,459	$503,972

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$485,839	$411,362	$485,839	$411,362
Restricted cash	12,799	15,343	12,799	15,343
Financial Services:
Cash and cash equivalents	104,821	77,267	104,821	77,267
Total cash, cash equivalents and restricted cash	$603,459	$503,972	$603,459	$503,972

New Home Deliveries

	Three Months Ended December 31,
	2021			2020			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,408	$770,695	$547.4	1,389	$658,307	$473.9	1%	17%	16%
Mountain	781	462,807	592.6	810	407,160	502.7	(4)%	14%	18%
East	474	201,622	425.4	365	115,520	316.5	30%	75%	34%
Total	2,663	$1,435,124	$538.9	2,564	$1,180,987	$460.6	4%	22%	17%

	Year Ended December 31,
	2021			2020			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	5,732	$2,964,766	$517.2	4,412	$2,106,241	$477.4	30%	41%	8%
Mountain	2,770	1,567,198	565.8	2,530	1,293,779	511.4	9%	21%	11%
East	1,480	570,492	385.5	1,216	365,359	300.5	22%	56%	28%
Total	9,982	$5,102,456	$511.2	8,158	$3,765,379	$461.6	22%	36%	11%

Net New Orders

	Three Months Ended December 31,
	2021				2020				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,424	$776,984	$545.6	4.70	1,453	$712,792	$490.6	4.75	(2)%	9%	11%	(1)%
Mountain	704	431,931	613.5	4.27	835	448,908	537.6	4.66	(16)%	(4)%	14%	(8)%
East	517	225,834	436.8	4.31	420	153,650	365.8	4.41	23%	47%	19%	(2)%
Total	2,645	$1,434,749	$542.4	4.50	2,708	$1,315,350	$485.7	4.66	(2)%	9%	12%	(3)%

	Year Ended December31,
	2021				2020				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	6,238	$3,417,437	$547.8	5.25	6,099	$3,078,584	$504.8	5.29	2%	11%	9%	(1)%
Mountain	2,926	1,831,755	626.0	4.33	3,337	1,818,833	545.1	4.46	(12)%	1%	15%	(3)%
East	1,803	789,810	438.1	4.05	1,576	562,419	356.9	4.27	14%	40%	23%	(5)%
Total	10,967	$6,039,002	$550.7	4.75	11,012	$5,459,836	$495.8	4.85	—%	11%	11%	(2)%
        *Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Year Ended
	December 31,		%	December 31,		%	December 31,		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change
West	96	103	(7)%	101	102	(1)%	99	96	3%
Mountain	54	60	(10)%	55	60	(8)%	56	62	(10)%
East	37	31	19%	40	32	26%	37	31	19%
Total	187	194	(4)%	196	194	1%	192	189	2%

Backlog

	December 31,
	2021			2020			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	4,216	$2,328,949	$552.4	3,710	$1,831,205	$493.6	14%	27%	12%
Mountain	2,174	1,402,052	644.9	2,018	1,090,557	540.4	8%	29%	19%
East	1,250	567,695	454.2	927	341,439	368.3	35%	66%	23%
Total	7,640	$4,298,696	$562.7	6,655	$3,263,201	$490.3	15%	32%	15%

Homes Completed or Under Construction (WIP lots)

	December 31,		%
	2021	2020	Change
Unsold:
Completed	25	48	(48)%
Under construction	312	131	138%
Total unsold started homes	337	179	88%
Sold homes under construction or completed	6,379	4,797	33%
Model homes under construction or completed	479	498	(4)%
Total homes completed or under construction	7,195	5,474	31%

Lots Owned and Optioned (including homes completed or under construction)

	December 31, 2021			December 31, 2020
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	15,968	4,534	20,502	12,335	3,460	15,795	30%
Mountain	6,660	4,171	10,831	6,279	2,591	8,870	22%
East	4,304	2,443	6,747	2,868	1,936	4,804	40%
Total	26,932	11,148	38,080	21,482	7,987	29,469	29%

Selling, General and Administrative Expenses

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change

	(Dollars in thousands)
General and administrative expenses	$66,986	$53,232	$13,754	$246,042	$184,720	$61,322
General and administrative expenses as a percentage of home sale revenues	4.7%	4.5%	20 bps	4.8%	4.9%	-10 bps
Marketing expenses	$26,240	$26,275	$(35)	$104,435	$95,103	$9,332
Marketing expenses as a percentage of home sale revenues	1.8%	2.2%	-40 bps	2.0%	2.5%	-50 bps
Commissions expenses	$36,797	$38,442	$(1,645)	$143,516	$123,395	$20,121
Commissions expenses as a percentage of home sale revenues	2.6%	3.3%	-70 bps	2.8%	3.3%	-50 bps
Total selling, general and administrative expenses	$130,023	$117,949	$12,074	$493,993	$403,218	$90,775
Total selling, general and administrative expenses as a percentage of home sale revenues	9.1%	10.0%	-90 bps	9.7%	10.7%	-100 bps

Capitalized Interest

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

	(Dollars in thousands)
Homebuilding interest incurred	$18,651	$14,849	$72,500	$61,276
Less: Interest capitalized	(18,651)	(14,849)	(72,500)	(61,276)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$57,435	$55,217	$52,777	$55,310
Plus: Interest capitalized during period	18,651	14,849	72,500	61,276
Less: Previously capitalized interest included in home cost of sales	(18,032)	(17,289)	(67,223)	(63,809)
Interest capitalized, end of period	$58,054	$52,777	$58,054	$52,777